EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cuisine Solutions, Inc.

Alexandria, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-60616 and 333-92167) of Cuisine Solutions, Inc. of our report dated September 18, 2007, except for the effects of the restatements discussed in Note 2 which are as of September 17, 2008 relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K/A.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Bethesda, Maryland

September 17, 2008